Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)1

(Form Type)

Celanese US Holdings LLC (Issuer)

Celanese Corporation (Parent Guarantor)

Celanese Acetate LLC (Subsidiary Guarantor)

Celanese Americas LLC (Subsidiary Guarantor)

Celanese Chemicals, Inc. (Subsidiary Guarantor)

Celanese Global Relocation LLC (Subsidiary Guarantor)

Celanese International Corporation (Subsidiary Guarantor)

Celanese Ltd. (Subsidiary Guarantor)

Celanese Sales U.S. Ltd. (Subsidiary Guarantor)

Celtran, Inc. (Subsidiary Guarantor)

CNA Holdings LLC (Subsidiary Guarantor)

KEP Americas Engineering Plastics, LLC (Subsidiary Guarantor)

Ticona Fortron Inc. (Subsidiary Guarantor)

Ticona LLC (Subsidiary Guarantor)

Ticona Polymers, Inc. (Subsidiary Guarantor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.900% Senior Notes due 2024	Rule 457(r)	$2,000,000,000	99.987%	$1,999,740,000	0.0000927	$185,375.90
	Debt	6.050% Senior Notes due 2025	Rule 457(r)	$1,750,000,000	99.993%	$1,749,877,500	0.0000927	$162,213.64
	Debt	6.165% Senior Notes due 2027	Rule 457(r)	$2,000,000,000	100.000%	$2,000,000,000	0.0000927	$185,400.00
	Debt	6.330% Senior Notes due 2029	Rule 457(r)	$750,000,000	100.000%	$750,000,000	0.0000927	$69,525.00
	Debt	6.379% Senior Notes due 2032	Rule 457(r)	$1,000,000,000	100.000%	$1,000,000,000	0.0000927	$92,700.00
Carry Forward Securities
Carry Forward Securities	n/a	n/a	n/a	n/a	n/a	n/a			n/a	n/a	n/a	n/a
	Total Offering Amounts					$7,499,617,500.00		$695,214.54
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$695,214.54

[1]	Final Prospectus Supplement